UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 20, 2018

BLOCKHOLD CAPITAL CORPORATION

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

000-55286	46-3856798
(Commission File Number)	(IRS Employer Identification No.)

9350 Wilshire Boulevard #203

Beverly Hills, CA 90212

(Address of Principal Executive Offices)

310-819-9637

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01Change to Registrant’s Certifying Accountant

By letter dated (and received) September 20, 2018, the Board of Directors of BlockHold Capital Corporation, a Nevada corporation previously known as Moms Online, Inc., (the “Company”) was notified by MaloneBailey, LLP, (“MaloneBailey”), of its resignation as the Company’s independent registered public accounting firm.

The audit reports of MaloneBailey on the Company’s financial statements for the years ended December 31, 2017 and 2016 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report on the financial statements of the Company for the years ended December 31, 2017 and 2016 reflected an uncertainty about the Company’s ability to continue as a going concern.

During the years ended December 31, 2017 and 2016, and the subsequent periods through the date of MaloneBailey’s resignation, there were no disagreements with MaloneBailey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of MaloneBailey, would have caused MaloneBailey to make reference to the subject matter of the disagreements in connection with its reports. None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the Company’s two most recent fiscal years and the subsequent interim period through the date of MaloneBailey’s resignation except MaloneBailey having advised the Company that it identified certain deficiencies in the Company’s internal control over financial reporting that constitute material weaknesses as described in Item 9A of the Company’s annual report on Form 10-K for the year ended December 31, 2017.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided MaloneBailey with a copy of the statements set forth above prior to the time this Current Report on Form 8-K was filed with the Securities and Exchange Commission. The Company requested that MaloneBailey furnish the Company with a letter addressed to the SEC stating whether MaloneBailey agrees with the above statements. MaloneBailey has furnished the requested letter, and it is attached as Exhibit 16.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.Description

16.1Letter from MaloneBailey, LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOCKHOLD CAPITAL CORP.

September 26, 2018	/s/Ashley Sawdaye
Ashley Sawdaye President